     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2000
                                                     REGISTRATION NOS. 333-
                                                                       333-  -01
                                                                       333-  -02
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                           VALERO ENERGY CORPORATION
                                  VEC TRUST I
                                  VEC TRUST II
          (Exact name of each registrant as specified in its charter)

                DELAWARE                                 74-1828067
                DELAWARE                                 74-6488423
                DELAWARE                                 74-6488424
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification Nos.)
                                                    JAY D. BROWNING, ESQ.
                                                          SECRETARY
            ONE VALERO PLACE                          ONE VALERO PLACE
        SAN ANTONIO, TEXAS 78212                  SAN ANTONIO, TEXAS 78212
             (210) 370-2000                            (210) 370-2000
    (Address, including zip code and       (Name, address, including zip code and
telephone number, including area code, of telephone number, including area code, of
                   each                                   agent for
registrant's principal executive office)        service for each registrant)

                                    Copy to:
                             R. JOEL SWANSON, ESQ.
                               BAKER BOTTS L.L.P.
                                 910 LOUISIANA
                                ONE SHELL PLAZA
                           HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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--------------------------------------------------------------------------------

                                                        (Continued on next page)

(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                       AGGREGATE OFFERING           AMOUNT OF
                SECURITIES TO BE REGISTERED                      PRICE(1),(2),(3)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Senior Debt Securities and Subordinated Debt Securities of
  Valero Energy Corporation.................................
--------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value) of Valero Energy Corporation
  (4).......................................................
--------------------------------------------------------------------------------------------------------------
Preferred Stock ($.01 par value) of Valero Energy
  Corporation...............................................
--------------------------------------------------------------------------------------------------------------
Warrants of Valero Energy Corporation.......................
--------------------------------------------------------------------------------------------------------------
Senior Debt (Trust) Securities and Junior Subordinated Debt
  (Trust) Securities of Valero Energy Corporation for
  issuance directly to VEC Trust I and VEC Trust II.........
--------------------------------------------------------------------------------------------------------------
Preferred Securities of VEC Trust I and VEC Trust II........
--------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of VEC Trust I and VEC
  Trust II by Valero Energy Corporation.....................
--------------------------------------------------------------------------------------------------------------
          TOTAL.............................................      $1,300,000,000            $264,000(5)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $1,300,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) There is also being registered hereunder such indeterminate number or amount of senior and subordinated debt securities, common stock, preferred stock and warrants of Valero Energy Corporation and preferred securities of VEC Trust I and VEC Trust II as may from time to time be issued at indeterminate prices. Senior debt (trust) securities and junior subordinated debt (trust) securities may be issued and sold to VEC Trust I and VEC Trust II, in which event such debt securities may later be distributed to the holders of preferred securities upon a dissolution of VEC Trust I and VEC Trust II and the distribution of their assets.

(3) Valero Energy Corporation is also registering under this registration statement all guarantees and other obligations that it may have with respect to preferred securities that may be issued by VEC Trust I and VEC Trust II. No separate consideration will be received for the guarantees or any other such obligations.

(4) Each share of common stock includes one preferred share purchase right. No separate consideration is payable for the preferred share purchase rights. The registration fee for these securities is included in the fee for the common stock.

(5) Pursuant to Rule 429 under the Securities Act, Valero Energy Corporation hereby transfers an aggregate of $88,500 in filing fees paid in connection with $300,000,000 aggregate initial offering price of securities that were registered on the Registration Statement of Valero Energy Corporation on Form S-3 (Registration No. 333-56599) but have not been sold.

                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EXPLANATORY NOTE

     The registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

     (1) Debt securities (consisting of senior debt securities and subordinated debt securities), common stock, preferred stock and warrants of Valero Energy Corporation.

     (2) Preferred securities of VEC Trust I or VEC Trust II, senior debt (trust) securities, junior subordinated debt (trust) securities and common stock of Valero Energy Corporation and the guarantees by Valero Energy Corporation of preferred securities that may be issued by VEC Trust I and VEC Trust II.

     Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $1,300,000,000.

                  SUBJECT TO COMPLETION, DATED MARCH 31, 2000

PROSPECTUS

                                 $1,300,000,000

                        [VALERO ENERGY CORPORATION LOGO]

                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                                    WARRANTS

Valero Energy Corporation
One Valero Place
San Antonio, Texas 78212
(210) 370-2000

                                                THE OFFERING

                                                We may offer from time to time
                                                - Senior debt securities
  CONSIDER CAREFULLY THE RISK                   - Subordinated debt securities
  FACTORS BEGINNING ON PAGE 6.                  - Common stock
       The information in this                  - Preferred stock
  prospectus is not complete and may be         - Warrants
  changed. We may not sell these                We will provide the specific terms of the securities in
  securities until the registration             supplements to this prospectus. Our common stock is listed
  statement filed with the Securities           on the New York Stock Exchange under the symbol "VLO."
  and Exchange Commission is effective.
  This prospectus is not an offer to
  sell these securities and it is not
  soliciting an offer to buy these
  securities in any jurisdiction where
  the offer or sale is not permitted.
       We will provide the specific
  terms of the securities in one or
  more supplements to this prospectus.
  You should read this prospectus and
  the related prospectus supplement
  carefully before you invest in our
  securities. This prospectus may not
  be used to offer and sell our
  securities unless accompanied by a
  prospectus supplement.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2000

                               TABLE OF CONTENTS

About This Prospectus.......................................     3
About Valero Energy Corporation.............................     3
Recent Developments.........................................     3
Forward-Looking Information.................................     4
Use of Proceeds.............................................     5
Ratio of Earnings to Fixed Charges..........................     5
Description of Debt Securities..............................     5
Description of Capital Stock................................    13
Description of Warrants.....................................    17
Plan of Distribution........................................    18
Legal Matters...............................................    19
Experts.....................................................    19
Where You Can Find More Information.........................    20
Information We Incorporate by Reference.....................    20

                             ---------------------

     THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. The registration statement also includes a prospectus under which VEC Trust I and VEC Trust II, two of our subsidiaries, may offer from time to time preferred securities guaranteed by us and we may offer our related senior debt (trust) securities or junior subordinated debt (trust) securities, which securities may be convertible into our common stock. Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $1,300,000,000. This prospectus provides you with a general description of the senior debt securities, subordinated debt securities, common stock, preferred stock and warrants we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     Reference in this prospectus to the terms "we," "us," "Valero" or other similar terms mean Valero Energy Corporation, unless we state otherwise or the context indicates otherwise.

                        ABOUT VALERO ENERGY CORPORATION

     We are one of the largest independent petroleum refiners and marketers in the U.S. and the largest on the Gulf Coast. We own and operate five refineries in Texas, Louisiana and New Jersey with a combined throughput capacity of approximately 785,000 barrels per day. We principally produce premium, environmentally clean products such as reformulated gasoline, low-sulfur diesel and oxygenates and can produce gasoline meeting specifications of the California Air Resources Board, or CARB gasoline. We also produce a substantial slate of middle distillates, jet fuel and petrochemicals. Our products are marketed in 31 states and selected export markets.

     We were incorporated in Delaware in 1981 under the name Valero Refining and Marketing Company. Prior to July 31, 1997, we were a wholly owned subsidiary of a corporation formerly known as Valero Energy Corporation. On July 31, 1997, our former parent spun us off to its stockholders by distributing all of our common stock on a share-for-share basis to holders of record of our former parent's common stock at the close of business on that date. Immediately after this distribution, our former parent, with its remaining natural gas related services business, merged with a wholly owned subsidiary of PG&E Corporation and changed its name to PG&E Gas Transmission, Texas Corporation. In connection with the restructuring, we changed our name from Valero Refining and Marketing Company to Valero Energy Corporation and we registered our stock with the SEC and listed for trading on the New York Stock Exchange under the symbol "VLO."

     We have our principal executive offices at One Valero Place, San Antonio, Texas, 78212, and our telephone number is (210) 370-2000.

                              RECENT DEVELOPMENTS

     On March 2, 2000, we announced our purchase of ExxonMobil Corporation's 160,000 barrel-per-day refinery in Benicia, California and all its Exxon-branded California retail assets for approximately $895 million plus an amount for inventories which will be based on market-related prices at closing. We anticipate that the purchase will be funded through our existing credit facilities, privately or publicly placed debt and equity securities and structured lease financing. The purchase is expected to close by June 2000, subject to regulatory requirements.

     After acquiring the Benicia refinery, we will own and operate six refineries in the Gulf Coast, Northeast and West Coast regions of the country with total throughput capacity of approximately 945,000 barrels per day and market retail petroleum products in California.

                          FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify our forward-looking statements by the words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "budget," "forecast," "will," "could," "should," "may" and similar expressions. We have based our forward-looking statements on our management's beliefs and assumptions derived from information available to our management at the time the statements are made. Differences between actual results and any future performance suggested in our forward-looking statements or projections could result from a variety of factors, including the following:

     - unforeseen complications arising in connection with the closing of our purchase of the Benicia refinery and retail assets from ExxonMobil

     - inability to renew or satisfactorily replace our feedstock arrangements

     - the pricing and availability of refinery feedstocks and refined products

     - write-downs of inventories caused by a material decline in petroleum prices

     - accidents or other unscheduled shutdowns affecting our pipelines, plants, machinery or equipment, or those of our suppliers or customers

     - excess industry capacity

     - competition from products and services offered by other energy enterprises

     - changes in the cost or availability of transportation for feedstocks and refined products

     - inability to implement planned capital projects and realize the various assumptions and benefits projected for such projects

     - the introduction or enactment of federal or state legislation

     - any changes in state and federal environmental, economic, safety and other policies and regulations

     - changes in the economies of the U.S. and other countries, which can affect the demand for refined products

     - irregular weather, which can unforeseeably affect the price or availability of feedstocks and refined products

     - rulings, judgments, or settlements in litigation or other legal matters, including unexpected environmental remediation costs in excess of any reserves

     - changes in the credit ratings assigned to Valero's debt securities and trade credit

     We caution you that any one of these factors, or a combination of these factors, could materially affect our future results of operations and whether the forward-looking statements ultimately prove to be accurate. These forward-looking statements are not guarantees of our future performance, and our actual results and future performance may differ materially from those suggested in the forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these statements unless the securities laws require us to do so.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

     - equity investments in existing and future projects

     - acquisitions

     - working capital

     - capital expenditures

     - repayment or refinancing of debt or other corporate obligations

     - repurchases and redemptions of securities

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                                         YEARS ENDED DECEMBER 31,
                                                   ------------------------------------
                                                   1999    1998   1997    1996    1995
                                                   -----   ----   -----   -----   -----
Ratio of earnings to fixed charges...............  1.23x    --    4.08x   1.74x   2.61x

     We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of consolidated income from continuing operations before income taxes and fixed charges (excluding capitalized interest), with certain other adjustments. Fixed charges consist of total interest, whether expensed or capitalized, including amortization of debt expense and premiums or discounts related to outstanding indebtedness, and one-third (the proportion deemed representative of the interest factor) of rental expense. For the year ended December 31, 1998, our earnings were insufficient to cover fixed charges by $80.6 million. This deficiency was due primarily to a $170.9 million pre-tax charge to earnings to write down the carrying amount of our refinery inventories to market value. Excluding the effect of the inventory write-down, the ratio of earnings to fixed charges would have been 2.68x.

     Prior to our spinoff from our former parent on July 31, 1997, our parent had preferred stock outstanding which was issued in connection with the discontinued natural gas related services business. We had no preferred stock outstanding with respect to continuing operations for any period presented. As a result, the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods is the same as the ratio of earnings to fixed charges.

                       DESCRIPTION OF THE DEBT SECURITIES

     The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture dated as of December 12, 1997 between us and The Bank of New York, a New York banking corporation, as trustee. We will issue subordinated debt securities under an indenture between us and The Bank of New York, as indenture trustee. The indenture for the senior debt securities and the indenture for the subordinated debt securities will be substantially identical, except for the provisions relating to subordination and restrictive covenants. We sometimes refer to the senior indenture and the subordinated indenture as the "indentures."

     We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete. We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you before investing in these securities. Please read "Where You Can Find More Information."

RANKING

     The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt securities and all of our other senior debt. Neither indenture limits the amount of debt securities that can be issued under that indenture or the amount of other indebtedness or securities that we may issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance. The trustee will authenticate and deliver debt securities executed and delivered to it by us as set forth in the applicable indenture.

RISK FACTORS RELATING TO VALERO'S DEBT SECURITIES

     VALERO IS A HOLDING COMPANY AND DEPENDS ON ITS SUBSIDIARIES FOR FUNDS.

     Valero is organized as a holding company that owns subsidiary companies. Its subsidiary companies conduct substantially all of its business. The holding company structure results in two principal risks:

     - Valero's subsidiaries may be restricted by contractual provisions or applicable laws from providing it the cash that it needs to pay parent company debt service obligations, including payments on the debt securities

     - In any liquidation, reorganization or insolvency proceeding involving Valero, your claim as a holder of the debt securities will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries

     THE INDENTURES DO NOT SIGNIFICANTLY LIMIT VALERO'S ABILITY TO ISSUE MORE DEBT.

     The indentures relating to the debt securities do not limit or restrict the amount of other indebtedness or securities that may be issued by Valero or its subsidiaries.

TERMS

     The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

     - whether the debt securities are senior or subordinated debt securities

     - the title of the debt securities

     - any limit on the total principal amount of the debt securities

     - the date or dates on which the principal of the debt securities will be payable

     - any interest rate, or the method of determining the interest rate, on the debt securities, the date from which interest will accrue, interest payment dates and record dates

     - if other than as set forth in this prospectus, the place or places where payments on the debt securities will be payable

     - any optional redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities

     - any provisions for the remarketing of the debt securities

     - any changes or additions to the events of default or covenants

     - whether we will issue the debt securities in individual certificates to each holder in registered or bearer form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders

     - the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000

     - the terms of any right to convert debt securities into shares of our common stock or other securities or property

     - whether payments on the debt securities will be payable in foreign currency or currency units (including composite currencies) or another form

     - any provisions that would determine the amount of principal, premium, if any, or interest, if any, on the debt securities by references to an index or pursuant to a formula

     - the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

     - any other terms of the debt securities not inconsistent with the relevant indentures

     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences applicable to those securities.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

CONSOLIDATION, MERGER AND SALES

     Valero has agreed that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

     - Valero is the continuing corporation, or

     - if Valero is not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of Valero's obligations under the indenture and the debt securities, and

     - in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing

EVENTS OF DEFAULT

     Unless we inform you otherwise in the prospectus supplement, the following are events of default under the indentures with respect to a series of debt securities:

     - our failure to pay interest on any debt security of that series for 30 days

     - our failure to pay principal of or any premium on any debt security of that series when due

     - our failure to make any sinking fund payment for any debt security of that series when due

     - our failure to perform any of our other covenants or breach of any of our other warranties in that indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, continued for 60 days after written notice is given or received as provided in the indentures

     - certain bankruptcy, insolvency or reorganization events involving Valero Energy Corporation

     - our failure to pay at final maturity, after the expiration of any applicable grace periods, or upon the declaration of acceleration of payment of, any of our indebtedness for borrowed money in excess of $25 million, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice is given as provided in the indentures

     - any other event of default we may provide for that series

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal amount of all the debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding debt securities of that series may in some cases rescind and annul that acceleration.

     In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to this provision for indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the trustee

     - exercising any trust or power conferred on the trustee, with respect to the debt securities of that series

     Each indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

MODIFICATION AND WAIVER

     We may modify or amend each of the indentures without the consent of any holders of the debt securities in certain circumstances, including to:

     - evidence the assumption of our obligations under the indenture and the debt securities by a successor

     - add further covenants for the protection of the holders

     - cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not adversely affect the interests of the holders

     - establish the form or terms of debt securities of any series

     - evidence the acceptance of appointment by a successor trustee

     We may modify or amend each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture affected by the modification or amendment. Without the consent of the holder of each outstanding debt security affected, however, no modification may:

     - change the stated maturity of the principal of or any installment of interest on any debt security

     - reduce the principal amount of, the interest on or the premium payable on any debt security

     - reduce the amount of principal of discounted debt securities payable upon acceleration of maturity

     - change the place of payment or the currency in which any debt security is payable

     - impair the right to institute suit for the enforcement of any payment on any debt security

     - reduce quorum or voting rights

     The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may waive past defaults by us under the indentures with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

DISCHARGE

     We will be discharged from all obligations of any series of debt securities, except for certain surviving obligations to register the transfer or exchange of the debt securities and any right to receive additional amounts under the indentures if:

     - all debt securities previously authenticated and delivered under the relevant indenture have been delivered to the trustee for cancellation or

     - all debt securities of any series have become due and payable or will become due and payable within one year at maturity or by redemption and we deposit with the trustee, in trust, sufficient money to pay the entire indebtedness of all the debt securities of any series on the dates the payments are due in accordance with the terms of the debt securities

     To exercise the right of deposit described above, we must deliver to the trustee an opinion of counsel and an officers' certificate stating that all conditions precedent to the satisfaction and discharge of the relevant indenture have been complied with.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Unless we inform you otherwise in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in denominations of $1,000 and integral multiples.

     Debt securities will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms in such authorized denominations as may be requested. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any transfer or exchange of the debt securities. We may, however, require payment of any tax or other governmental charge payable for the registration of the transfer or exchange.

     We will appoint the trustee under each indenture as security registrar for the debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

     We will not be required:

     - to issue, register the transfer of or exchange debt securities of a series during a period beginning 15 business days prior to the day of mailing of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on the day of mailing of the relevant notice or

     - to register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part

PAYMENT AND PAYING AGENTS

     Unless we inform you otherwise in the prospectus supplement, principal and interest will be payable, and the debt securities will be transferable and exchangeable, at the office or offices of the applicable trustee or any paying agent we designate. At our option, we will pay interest on the debt securities by check mailed to the holder's registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the persons in whose
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

name the debt securities are registered at the close of business on the record date for each interest payment date.

     In most cases, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment.

BOOK-ENTRY AND SETTLEMENT

     Valero may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

     - any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated debt securities of the same series with the same total principal amount and the same terms

     - the manner in which Valero will pay principal of and any premium and interest on a global debt security

     - the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security

NOTICES

     Notices to holders will be given by mail to the addresses of such holders as they appear in the security register.

GOVERNING LAW

     New York law will govern each indenture and the debt securities.

THE TRUSTEE

     The Bank of New York is the trustee under the senior indenture, with an address at Bank of New York, Corporate Trust Office, 101 Barclay Street, Floor 21 West, New York, New York 10286. Pursuant to the senior indenture, The Bank of New York serves as trustee with regard to approximately $450,000,000 aggregate principal amount of our senior unsecured notes and receives customary fees for its services. The Bank of New York also will serve as trustee under the subordinated indenture, the junior subordinated (trust) indenture and the senior (trust) indenture. Please read "About This Prospectus."

     The holders of a majority in principal amount of the outstanding debt securities issued under each indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee will be required in the exercise of its powers to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will be obligated to exercise any of its rights or powers under the relevant indenture at the request of any holder of debt securities issued under that indenture only after those holders have offered the trustee indemnity reasonably satisfactory to it. The trustee may resign at any time or the holders of a majority in principal amount of the debt securities may remove it. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, we will appoint a successor trustee in accordance with the provisions of the applicable indenture.

     If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The trustee may engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign as required under the indenture.
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

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of, interest on or any premium on the subordinated debt securities if:

     - we fail to pay the principal, interest, premium or any other amounts on any senior debt when due or

     - we default in performing any other covenant (a "covenant default") in any senior debt that we have designated if the covenant default allows the holders of that senior debt to accelerate the maturity of the senior debt they hold

     Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the senior debt give the trustee for the subordinated debt securities notice of the covenant default.

     The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

     The subordinated indenture will not limit the amount of senior debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

     Unless we inform you otherwise in the prospectus supplement, "senior debt" will mean all indebtedness, including guarantees, of Valero, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

RESTRICTIVE COVENANTS IN THE SENIOR INDENTURE

     We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. Unless waived or amended, the restrictive covenants summarized below will apply to a series of debt securities issued under the senior indenture as long as any of those debt securities is outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description terms that we have defined below under "-- Glossary."

     Limitations on Liens

     We have agreed that when any senior debt securities are outstanding neither we nor any of our subsidiaries will create or assume any liens upon any of our receivables or other assets or any asset, stock or indebtedness of any of our subsidiaries unless such senior debt securities are secured equally and ratably with or prior to the debt secured by the lien. This covenant has exceptions that permit:

     - subject to certain limitations, any lien created to secure all or part of the purchase price of any property or to secure a loan made to finance the acquisition of the property described in such lien

     - subject to certain limitations, any lien existing on any property at the time of its acquisition or created not later than 12 months thereafter

     - subject to certain limitations, any lien created in connection with the operation or use of any property acquired or constructed by us and created within 12 months after the acquisition, construction or commencement of full operations on the property

     - any mechanic's or materialmen's lien or any lien related to workmen's compensation or other insurance

     - any lien arising by reason of deposits with or the giving of any form of security to any governmental agency, including for taxes and other governmental charges

     - liens for taxes or charges which are not delinquent or are being contested in good faith

     - any judgment lien the execution of which has been stayed or which has been adequately appealed and secured

     - any lien incidental to the conduct of our business which was not incurred in connection with the borrowing of money or the obtaining of advances or credit and which does not materially interfere with the conduct of our business

     - any intercompany lien

     - liens incurred in connection with the borrowing of funds, if such funds are used within 120 days to repay indebtedness of at least an equal amount secured by a lien on our property having a fair market value at least equal to the fair market value of the property securing the new lien

     - any lien created to secure indebtedness and letter of credit reimbursement obligations incurred in connection with the extension of working capital financing

     - any lien existing on the date of the indenture

     - subject to an aggregate limit of $60 million, any lien on cash, cash equivalents, options or futures positions and other account holdings securing derivative obligations or otherwise incurred in connection with margin accounts with brokerage or commodities firms

     - subject to an aggregate limit of 10% of our consolidated net tangible assets, any liens not otherwise permitted by any of the other exceptions set forth in the indenture

     Limitations on Sale/Leaseback Transactions

     We have agreed that neither we nor our subsidiaries would enter into any sale/leaseback transactions with regard to any principal property, providing for the leasing back to us or a subsidiary by a third party for a period of more than three years of any asset which has been or is to be sold or transferred by us or such subsidiary to such third party or to any other person. This covenant has exceptions that permit transactions of this nature under the following circumstances:

     - we would be entitled, pursuant to the "Limitations on Liens" covenant described above, to incur indebtedness secured by a lien on the property to be leased, without equally and ratably securing the senior debt securities then outstanding or

     - within 120 days of the effective date of such sale/leaseback transaction, we apply an amount equal to the value of such transaction:

      - to the voluntary retirement of funded debt or

      - to the purchase of another principal property

     In addition, subject to a limit (on an aggregated basis with indebtedness secured by liens permitted by the limitations on mortgages covenant described above) of 10% of our consolidated net tangible assets, we can enter into sale/leaseback transactions not otherwise permitted by the express provisions of the indenture.

     Glossary

     We define the following terms in the senior indenture. We use them here with the same definitions. Generally accepted accounting principles should be used to determine all items in this section, unless otherwise indicated.

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

     "Consolidated net tangible assets" means the total amount of assets shown on a consolidated balance sheet of us and our subsidiaries (excluding goodwill and other intangible assets), less all current liabilities (excluding notes payable and current maturities of long-term debt).

     "Funded debt" means generally any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would be classified as long-term debt.

     "Principal Property" means any of our or our subsidiaries' refineries or refinery-related assets, distribution facilities or other real property which has a net book value exceeding 2.5% of consolidated net tangible assets, but not including any property which in our opinion is not material to our and our subsidiaries' total business conducted as an entirety or any portion of a particular property that is similarly found not to be material to the use or operation of such property.

     "Subsidiary" means any entity of which at the time of determination we or one or more of our subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock or the outstanding partnership or similar interests and any limited partnership of which we or any one of our subsidiaries are a general partner.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of:

     - 150,000,000 shares of common stock, par value $.01 per share

     - 20,000,000 shares of preferred stock, par value $.01 per share, issuable in series

     We have summarized selected aspects of our capital stock below. The summary is not complete. For a complete description, you should refer to our restated certificate of incorporation, restated by-laws and the Rights Agreement, dated as of July 17, 1997 between us and Harris Trust and Savings Bank, as rights agent, all of which are exhibits to the registration statement of which this prospectus is part.

COMMON STOCK

     Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. For information regarding restrictions on payments of dividends, see the prospectus supplement applicable to any issuance of common stock.

     Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

     If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

     All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

     The common stock is listed on the New York Stock Exchange and trades under the symbol "VLO."

PREFERRED STOCK

     Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

     We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you.

     The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the preferred stock

     - the maximum number of shares of the series

     - the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

     - any liquidation preference

     - any redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

     - any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

     - any voting rights

     - any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

     Any shares of preferred stock we issue will be fully paid and nonassessable.

     Our board of directors has reserved for issuance pursuant to our Stockholder Rights Plan described below a total of 1,500,000 shares of Junior Participating Preferred Stock, Series I. We have not issued any shares of preferred stock at the date of this prospectus.

ANTI-TAKEOVER PROVISIONS

     The provisions of Delaware law and our restated certificate of incorporation and our restated by-laws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

     Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. Holders of 60% of the shares of common stock entitled to vote in the election of directors may remove a director for cause, but stockholders may not remove any director without cause.

Fair Price Provision

     Our restated certificate of incorporation contains a fair price provision. Mergers, consolidations and other business combinations involving us and an "interested stockholder" require the approval of holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include the holder of 15% or more of our outstanding voting stock. The 66 2/3% voting requirement does not apply, however, if the "continuing directors," as defined in our restated certificate of incorporation, approve the business combination, or the business combination meets other specified conditions.

Liability of Our Directors

     As permitted by the Delaware corporations statute, we have included in our restated certificate of incorporation a provision that limits our directors' liability for monetary damages for breach of their fiduciary duty of care to us and our stockholders. The provision does not affect the liability of a director:

     - for any breach of his/her duty of loyalty to us or our stockholders

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     - for the declaration or payment of unlawful dividends or unlawful stock repurchases or redemptions or

     - for any transaction from which the director derived an improper personal benefit

     This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Stockholder Proposals and Director Nominations

     Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our restated by-laws.

     Generally, stockholders must submit a written notice between 60 and 90 days before the first anniversary of the date of our previous year's annual stockholders' meeting. To nominate directors, the notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and a description of any arrangements or understandings with respect to the election of directors that exist between the stockholder and any other person. To make stockholder proposals, the notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

     In each case, if we have changed the date of the annual meeting to more than 30 days before or 60 days after the anniversary date of our previous year's annual stockholders' meeting, stockholders must submit the notice between 60 and 90 days prior to such annual meeting or no later than 10 days after the day we make public the date of the annual meeting.

     Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Delaware Anti-takeover Statute

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an "interested stockholder" (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

     - before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination

     - upon completion of the transaction that resulted in the stockholder's becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or

     - after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholders' meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Other Provisions

     Our restated certificate of incorporation also provides that:

     - stockholders may act only at an annual or special meeting and not by written consent

     - an 80% vote of the outstanding voting stock is required for the stockholders to amend our restated by-laws and

     - an 80% vote of the outstanding voting stock is required to amend our restated certificate of incorporation with respect to certain matters, including those described in the first two bullet points above

TRANSFER AGENT AND REGISTRAR

     Harris Trust and Savings Bank, Chicago, Illinois, is our transfer agent and registrar.

STOCKHOLDER RIGHTS PLAN

     We have a stockholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. The rights become exercisable under specified circumstances, including any person or group (an "acquiring person") becoming the beneficial owner of 15% or more of our outstanding common stock, subject to specified exceptions. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Junior Participating Preferred Stock, Series I, at an exercise price of $100, subject to adjustment under specified circumstances. If events specified in the stockholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $0.01 per right at any time prior to the tenth day after a person or group becomes an acquiring person. The stockholder rights plan and the rights expire in June 2007.

                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

     We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

     The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the warrants

     - the aggregate number of warrants offered

     - the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted

     - the exercise price of the warrants

     - the dates or periods during which the warrants are exercisable

     - the designation and terms of any securities with which the warrants are issued

     - if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable

     - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated

     - any minimum or maximum amount of warrants that may be exercised at any one time

     - any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants

     Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

MODIFICATIONS

     We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

     We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

     - shorten the period of time during which the warrants may be exercised or

     - otherwise materially and adversely affect the exercise rights of the holders of the warrants

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

ENFORCEABILITY OF RIGHTS

     The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

     - the terms of the offering

     - names of any underwriters or agents

     - the name or names of any managing underwriter or underwriters

     - the purchase price of the securities from us

     - the net proceeds to us from the sale of the securities

     - any delayed delivery arrangements

     - any underwriting discounts, commissions and other items constituting underwriters' compensation

     - any initial public offering price

     - any discounts or concessions allowed or reallowed or paid to dealers

     - any commissions paid to agents

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

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

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Mr. Jay D. Browning, Esq., Managing Attorney, Corporate Law and Secretary of Valero, will issue opinions about the legality of the offered securities for us. Mr. Browning is our employee and at December 31, 1999, beneficially owned 1,419 shares of our common stock (including shares held under employee benefit plans) and held options under our employee stock option plans to purchase an additional 28,412 shares of our common stock. None of such shares or options were granted in connection with the offering of the securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     Our audited consolidated financial statements incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated in this prospectus by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

                    INFORMATION WE INCORPORATE BY REFERENCE

     We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities:

     - our annual report on Form 10-K for the year ended December 31, 1999

     - the description of our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

     - the description of the rights associated with our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

     - our current report on Form 8-K dated March 17, 2000 and filed with the SEC on March 20, 2000

     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

     Valero Energy Corporation
     One Valero Place
     San Antonio, Texas 78212
     Attention: Investor Relations
     Telephone: (210) 370-2139

                  SUBJECT TO COMPLETION, DATED MARCH 31, 2000

PROSPECTUS

                                 $1,300,000,000

                        [VALERO ENERGY CORPORATION LOGO]
                         SENIOR DEBT (TRUST) SECURITIES
                  JUNIOR SUBORDINATED DEBT (TRUST) SECURITIES
                                  COMMON STOCK

                                  VEC TRUST I
                                  VEC TRUST II

 TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED
                                   HEREIN, BY

                           VALERO ENERGY CORPORATION
                             ---------------------


 CONSIDER CAREFULLY THE RISK FACTORS          THE TRUSTS
 BEGINNING ON PAGE 19.                        VEC Trust I and VEC Trust II are subsidiaries of
      The information in this                 Valero Energy Corporation. They exist for the purpose
 prospectus is not complete and may be        of issuing trust preferred securities.
 changed. We may not sell these               THE OFFERING
 securities until the registration            Trust Preferred Securities
 statement filed with the Securities          The trusts may offer from time to time preferred
 and Exchange Commission is effective.        securities representing undivided beneficial interests
 This prospectus is not an offer to buy       in the assets of the issuing trust. The trusts will
 these securities in any jurisdiction         use the proceeds from the sale of their preferred
 where the offer or sale is not               securities to purchase Valero's debt securities.
 permitted.                                   Debt Securities
      We will provide additional terms        Valero may offer from time to time its debt securities
 of our securities in one or more             to the trusts. These debt securities may be
 supplements to this prospectus. You          distributed to holders of the trust preferred
 should read this prospectus and the          securities if and when a trust is dissolved. The debt
 related prospectus supplement                securities may be convertible into shares of Valero's
 carefully before you invest in our           common stock. The debt securities will be unsecured,
 securities. This prospectus may not be       and can be either pari passu with or subordinate and
 used to offer and sell our securities        junior in right of payment to Valero's senior debt. We
 unless accompanied by a prospectus           will indicate the type of debt securities to be issued
 supplement.                                  in a prospectus supplement.
                                              Guarantee
                                              Valero will guarantee the trusts' payment obligations
                                              on the preferred securities as described in this
                                              prospectus and the prospectus supplement. We will
                                              provide the specific terms of the guarantee in a
                                              prospectus supplement.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2000

                               TABLE OF CONTENTS

About This Prospectus.......................................     3
Summary Information -- Q&A..................................     4
About Valero Energy Corporation.............................     6
Recent Developments.........................................     6
Forward-Looking Information.................................     6
Use of Proceeds.............................................     7
Ratio of Earnings to Fixed Charges..........................     8
Description of Capital Stock................................     8
The Trusts..................................................    12
Description of the Preferred Securities.....................    14
Description of the Preferred Securities Guarantee...........    16
Description of the Debt Securities..........................    19
Plan of Distribution........................................    27
Legal Matters...............................................    28
Experts.....................................................    28
Where You Can Find More Information.........................    28
Information We Incorporate by Reference.....................    29

                             ---------------------

     THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION WE HAVE PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission using a "shelf" registration process. The registration statement also includes a prospectus under which Valero may offer from time to time its senior debt securities, subordinated debt securities, shares of common or preferred stock and warrants. Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $1,300,000,000. This prospectus provides you with a general description of the trust preferred securities, the debt securities to be issued by Valero to the trusts, the Valero common stock into which the debt securities may be convertible and Valero's guarantee. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     We have not included separate financial statements of the trusts in this prospectus. We do not consider that such financial statements are material to holders of the preferred securities because:

     - each trust is a newly created special purpose entity

     - neither trust has any operating history or independent operations

     - neither trust is engaged in, nor will it engage in, any activity other than issuing preferred and common securities, investing in and holding Valero's debt securities and engaging in related activities

     Furthermore, the combination of Valero's obligations under the debt securities, the associated indentures, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

     Reference in this prospectus to the terms "we," "us," "Valero" or other similar terms mean Valero Energy Corporation, unless we state otherwise or the context indicates otherwise.

                           SUMMARY INFORMATION -- Q&A

     This summary provides a brief overview of the key aspects of Valero, the trusts, the debt securities, the common stock and the preferred securities. The term "trust" refers to the VEC Trust for the specific transaction. This summary does not contain all information that is important to you. We encourage you to read carefully this prospectus and the prospectus supplement to understand fully the terms of the preferred securities that are important to you in making a decision about whether to invest.

WHAT ARE THE PREFERRED SECURITIES?

     Each preferred security represents an undivided beneficial interest in the assets of a trust. Each preferred security will entitle the holder to receive cash distributions as described in this prospectus and the prospectus supplement.

WHO ARE THE TRUSTS?

     Each of VEC Trust I and VEC Trust II is a Delaware business trust. The principal office of each trust is One Valero Place, San Antonio, TX 78212 and the telephone number is (210) 370-2000.

     Valero will own all common securities of each trust. Each trust will use the proceeds from the sale of the preferred securities and the common securities to purchase a series of Valero's debt securities with the same financial terms as the preferred and common securities. The debt securities may be junior subordinated debt (trust) securities or senior debt (trust) securities. We will specify the type of debt security in a prospectus supplement. The trusts exist only to issue the preferred and common securities, invest in and hold Valero's debt securities and engage in related activities.

     There are five trustees of each trust. Three of them, referred to as regular trustees, are officers or employees of Valero. The Bank of New York will act as the property trustee of each trust, and The Bank of New York (Delaware) will act as the Delaware trustee of each trust.

     We will provide in the prospectus supplement additional information about the issuing trust.

WHO IS VALERO ENERGY CORPORATION?

     Valero is one of the largest independent petroleum refiners and marketers in the U.S. and the largest on the Gulf Coast. Through our subsidiaries, we own and operate five petroleum refineries in Texas, Louisiana and New Jersey with a combined throughput capacity of approximately 785,000 barrels per day. We principally produce premium, environmentally clean products such as reformulated gasoline, low-sulfur diesel and oxygenates and can produce gasoline meeting specifications of the California Air Resources Board, or CARB gasoline. We also produce a substantial slate of middle distillates, jet fuel and petrochemicals. Our products are marketed in 31 states and selected export markets. We have agreed to purchase ExxonMobil's 160,000 barrel-per-day refinery in Benicia, California and all its Exxon-branded California retail assets. This purchase is subject to regulatory approvals but is expected to be completed in June 2000. Valero's principal executive offices are located at One Valero Place, San Antonio, TX 78212, and the telephone number at that address is (210) 370-2000.

WHEN WILL YOU RECEIVE DISTRIBUTIONS ON THE PREFERRED SECURITIES?

     The only source of cash to make payments on the preferred securities issuable by each trust will be payments on the debt securities it purchases from Valero.

     If you purchase preferred securities of a trust, you are entitled to receive cash distributions at the rate specified in the prospectus supplement. Unless we inform you otherwise in the prospectus supplement, distributions will accumulate from the date the trust issues the preferred securities and will be paid in arrears on the dates we specify in the prospectus supplement. We may, however, defer distributions as described below.

WHEN WILL PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     If Valero defers interest payments on the debt securities held by a trust, the trust will defer distributions on the related preferred securities. We will describe in the prospectus supplement any rights to defer distributions on the preferred securities by extending the interest payment period on the debt securities.

     During any deferral period, except as described on page 17, Valero will not be permitted to:

     - declare or pay a dividend on its shares of capital stock

     - redeem, purchase, acquire or make a distribution or liquidation payment on any of its shares of capital stock

     - make a payment on or repay, repurchase or redeem any debt that ranks equally with or junior to the debt securities or

     - make a guarantee payment on any guarantee by Valero of the debt of any of its subsidiaries if that guarantee ranks equally with or junior to the debt securities

WHAT IS VALERO'S GUARANTEE OF THE PREFERRED SECURITIES?

     Under each preferred securities guarantee, to the extent provided herein, Valero will irrevocably and unconditionally guarantee that if it makes a payment on the debt securities to the relevant trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the related preferred securities, then Valero will make the payments directly to the holders of the preferred securities.

     The following obligations of Valero taken together will provide a full and unconditional guarantee of payments due on the preferred securities:

     - its obligations to make payments on the debt securities

     - its obligations under the preferred securities guarantee and its obligations under the amended and restated declaration of trust of the trust, which establishes the terms of the trust

We will provide the specific terms of the guarantee in a prospectus supplement.

WHEN COULD THE DEBT SECURITIES BE DISTRIBUTED TO YOU?

     Unless we inform you otherwise in the prospectus supplement, the holder of the common securities of a trust has the right to dissolve the trust at any time. If the trust is dissolved, after satisfaction of the trust's creditors, the trust may distribute debt securities on a proportionate basis to the holders of preferred and common securities.

WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     If specified in the prospectus supplement, we will apply to list the preferred securities on the New York Stock Exchange.

WILL HOLDERS OF THE PREFERRED SECURITIES HAVE ANY VOTING RIGHTS?

     Generally, the holders of the preferred securities will not have any voting rights.

                        ABOUT VALERO ENERGY CORPORATION

     We are one of the largest independent petroleum refiners and marketers in the U.S. and the largest on the Gulf Coast. We own and operate five refineries in Texas, Louisiana and New Jersey with a combined throughput capacity of approximately 785,000 barrels per day. We principally produce premium, environmentally clean products such as reformulated gasoline, low-sulfur diesel and oxygenates and can produce gasoline meeting specifications of the California Air Resources Board, or CARB gasoline. We also produce a substantial slate of middle distillates, jet fuel and petrochemicals. Our products are marketed in 31 states and selected export markets.

     We were incorporated in Delaware in 1981 under the name Valero Refining and Marketing Company. Prior to July 31, 1997, we were a wholly owned subsidiary of a corporation formerly known as Valero Energy Corporation. On July 31, 1997, our former parent spun us off to its stockholders by distributing all of our common stock on a share-for-share basis to holders of record of our former parent's common stock at the close of business on that date. Immediately after this distribution, our former parent, with its remaining natural gas related services business, merged with a wholly owned subsidiary of PG&E Corporation and changed its name to PG&E Gas Transmission, Texas Corporation. In connection with the restructuring, we changed our name from Valero Refining and Marketing Company to Valero Energy Corporation and we registered our stock with the SEC and listed for trading on the New York Stock Exchange under the symbol "VLO."

     We have our principal executive offices at One Valero Place, San Antonio, Texas, 78212, and our telephone number is (210) 370-2000.

                              RECENT DEVELOPMENTS

     On March 2, 2000, we announced our purchase of ExxonMobil Corporation's 160,000 barrel-per-day refinery in Benicia, California and all its Exxon-branded California retail assets for approximately $895 million plus an amount for inventories which will be based on market-related prices at closing. We anticipate that the purchase will be funded through our existing credit facilities, privately or publicly placed debt and equity securities and structured lease financing. The purchase is expected to close by June 2000, subject to regulatory requirements.

     After acquiring the Benicia refinery, we will own and operate six refineries in the Gulf Coast, Northeast and West Coast regions of the country with total throughput capacity of approximately 945,000 barrels per day and market retail petroleum products in California.

                          FORWARD-LOOKING INFORMATION

     This prospectus, including the information we incorporate by reference, contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify our forward-looking statements by the words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "budget," "forecast," "will," "could," "should," "may" and similar expressions. We have based our forward-looking statements on our management's beliefs and assumptions derived from information available to our management at the time the statements are made. Differences between actual results and any future performance suggested in our forward-looking statements or projections could result from a variety of factors, including the following:

     - unforeseen complications arising in connection with the closing of our purchase of the Benicia refinery and retail assets from ExxonMobil

     - inability to renew or satisfactorily replace our feedstock arrangements

     - the pricing and availability of refinery feedstocks and refined products

     - write-downs of inventories caused by a material decline in petroleum prices

     - accidents or other unscheduled shutdowns affecting our pipelines, plants, machinery or equipment, or those of our suppliers or customers

     - excess industry capacity

     - competition from products and services offered by other energy enterprises

     - changes in the cost or availability of transportation for feedstocks and refined products

     - inability to implement planned capital projects and realize the various assumptions and benefits projected for such projects

     - the introduction or enactment of federal or state legislation

     - any changes in state and federal environmental, economic, safety and other policies and regulations

     - changes in the economies of the U.S. and other countries, which can affect the demand for refined products

     - irregular weather, which can unforeseeably affect the price or availability of feedstocks and refined products

     - rulings, judgments, or settlements in litigation or other legal matters, including unexpected environmental remediation costs in excess of any reserves

     - changes in the credit ratings assigned to Valero's debt securities and trade credit

     We caution you that any one of these factors, or a combination of these factors, could materially affect our future results of operations and whether the forward-looking statements ultimately prove to be accurate. These forward-looking statements are not guarantees of our future performance, and our actual results and future performance may differ materially from those suggested in the forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these statements unless the securities laws require us to do so.

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

     - equity investments in existing and future projects

     - acquisitions

     - working capital

     - capital expenditures

     - repayment or refinancing of debt or other corporate obligations

     - repurchases and redemptions of securities

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

     Each trust will use all proceeds from the sale of the preferred securities and the common securities to purchase Valero's debt securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

                                                         YEARS ENDED DECEMBER 31,
                                                   ------------------------------------
                                                   1999    1998   1997    1996    1995
                                                   -----   ----   -----   -----   -----
Ratio of earnings to fixed charges...............  1.23x    --    4.08x   1.74x   2.61x

     We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of consolidated income from continuing operations before income taxes and fixed charges (excluding capitalized interest), with certain other adjustments. Fixed charges consist of total interest, whether expensed or capitalized, including amortization of debt expense and premiums or discounts related to outstanding indebtedness, and one-third (the proportion deemed representative of the interest factor) of rental expense. For the year ended December 31, 1998, our earnings were insufficient to cover fixed charges by $80.6 million. This deficiency was due primarily to a $170.9 million pre-tax charge to earnings to write down the carrying amount of our refinery inventories to market value. Excluding the effect of the inventory write-down, the ratio of earnings to fixed charges would have been 2.68x.

     Prior to our spinoff from our former parent on July 31, 1997, our parent had preferred stock outstanding which was issued in connection with the discontinued natural gas related services business. We had no preferred stock outstanding with respect to continuing operations for any period presented. As a result, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of:

     - 150,000,000 shares of common stock, par value $.01 per share

     - 20,000,000 shares of preferred stock, par value $.01 per share, issuable in series

     We have summarized selected aspects of our capital stock below. The summary is not complete. For a complete description, you should refer to our restated certificate of incorporation, restated by-laws and the Rights Agreement, dated as of July 17, 1997 between us and Harris Trust and Savings Bank, as rights agent, all of which are exhibits to the registration statement of which this prospectus is part.

COMMON STOCK

     Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. For information regarding restrictions on payments of dividends, see the prospectus supplement applicable to any issuance of common stock.

     Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

     If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

     All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

     The common stock is listed on the New York Stock Exchange and trades under the symbol "VLO."

PREFERRED STOCK

     Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

     We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you.

     The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the preferred stock

     - the maximum number of shares of the series

     - the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

     - any liquidation preference

     - any redemption provisions

     - any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

     - any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

     - any voting rights

     - any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

     Any shares of preferred stock we issue will be fully paid and nonassessable.

     Our board of directors has reserved for issuance pursuant to our Stockholder Rights Plan described below a total of 1,500,000 shares of Junior Participating Preferred Stock, Series I. We have not issued any shares of preferred stock at the date of this prospectus.

ANTI-TAKEOVER PROVISIONS

     The provisions of Delaware law and our restated certificate of incorporation and our restated by-laws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

     Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. Holders of 60% of the shares of common stock entitled to vote in the election of directors may remove a director for cause, but stockholders may not remove any director without cause.

Fair Price Provision

     Our restated certificate of incorporation contains a fair price provision. Mergers, consolidations and other business combinations involving us and an "interested stockholder" require the approval of holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include the holder of 15% or more of our outstanding voting stock. The 66 2/3% voting requirement does not apply, however, if the "continuing directors," as defined in our restated certificate of incorporation, approve the business combination, or the business combination meets other specified conditions.

Liability of Our Directors

     As permitted by the Delaware corporations statute, we have included in our restated certificate of incorporation a provision that limits our directors' liability for monetary damages for breach of their fiduciary duty of care to us and our stockholders. The provision does not affect the liability of a director:

     - for any breach of his/her duty of loyalty to us or our stockholders

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     - for the declaration or payment of unlawful dividends or unlawful stock repurchases or redemptions or

     - for any transaction from which the director derived an improper personal benefit

     This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Stockholder Proposals and Director Nominations

     Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our restated by-laws.

     Generally, stockholders must submit a written notice between 60 and 90 days before the first anniversary of the date of our previous year's annual stockholders' meeting. To nominate directors, the notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and a description of any arrangements or understandings with respect to the election of directors that exist between the stockholder and any other person. To make stockholder proposals, the notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

     In each case, if we have changed the date of the annual meeting to more than 30 days before or 60 days after the anniversary date of our previous year's annual stockholders' meeting, stockholders must submit the notice between 60 and 90 days prior to such annual meeting or no later than 10 days after the day we make public the date of the annual meeting.

     Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Delaware Anti-takeover Statute

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an "interested stockholder" (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

     - before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination

     - upon completion of the transaction that resulted in the stockholder's becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or

     - after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholders' meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Other Provisions

     Our restated certificate of incorporation also provides that:

     - stockholders may act only at an annual or special meeting and not by written consent

     - an 80% vote of the outstanding voting stock is required for the stockholders to amend our restated by-laws and

     - an 80% vote of the outstanding voting stock is required to amend our restated certificate of incorporation with respect to certain matters, including those described in the first two bullet points above

TRANSFER AGENT AND REGISTRAR

     Harris Trust and Savings Bank, Chicago, Illinois, is our transfer agent and registrar.

STOCKHOLDER RIGHTS PLAN

     We have a stockholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. The rights become exercisable under specified circumstances, including any person or group (an "acquiring person") becoming the beneficial owner of 15% or more of our outstanding common stock, subject to specified exceptions. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Junior Participating Preferred Stock, Series I, at an exercise price of $100, subject to adjustment under specified circumstances. If events specified in the stockholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. We may redeem the rights for $0.01 per right at any time prior to the tenth day after a person or group becomes an acquiring person. The stockholder rights plan and the rights expire in June 2007.

                                   THE TRUSTS

     Each of the trusts is created under the Delaware Business Trust Act and will be governed by an amended and restated declaration of trust among the trustees of each trust and Valero. Each declaration will be qualified under the Trust Indenture Act of 1939.

     We have summarized selected provisions of the declarations below. This summary is not complete. For a complete description, we encourage you to read the applicable form of declaration, which we have filed with the SEC. Please read "Where You Can Find More Information."

     The address of the principal office of each trust is One Valero Place, San Antonio, Texas 78212, and the telephone number of each trust at that address is
(210) 370-2000.

SECURITIES OF EACH TRUST

     When a trust issues its preferred securities, you and the other holders of the preferred securities will own all of the issued and outstanding preferred securities of the trust. Valero will acquire all of the issued and outstanding common securities of each trust, representing an undivided beneficial interest in the assets of each trust of at least 3%. The preferred securities will be substantially identical to the common securities and will rank equally with the common securities, except that:

     - if an event of default under the declaration of trust occurs and is continuing, the holders of preferred securities will have the right to receive payments before the holders of the common securities receive payments

     - the holders of common securities have the exclusive right to appoint, remove or replace the trustees and to increase or decrease the number of trustees

     Each trust will exist primarily for the purposes of:

     - issuing its preferred and common securities

     - investing the proceeds from the sale of its securities in Valero's debt securities

     - engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Valero's debt securities

     The rights of the holders of the preferred securities of a trust, including economic rights, rights to information and voting rights, will be contained in and governed by the applicable declaration of trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees of each trust will initially be five. Three of the trustees will be individuals who are officers or employees of Valero. The fourth trustee will be The Bank of New York, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939. The fifth trustee will be The Bank of New York (Delaware), which has its principal place of business in the State of Delaware.

     The property trustee will own and hold for your benefit Valero's debt securities purchased by a trust. The property trustee will also:

     - generally exercise the rights, powers and privileges of a holder of the debt securities

     - maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the debt securities

     - promptly make distributions to the holders of the trust securities out of funds from the property account

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

The Bank of New York, acting in its capacity as guarantee trustee, will hold for your benefit a preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

     Because Valero will own all of the common securities of each trust, Valero will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least five trustees. The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

     The duties and obligations of the trustees of a trust will be governed by the declaration of that trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

BOOKS AND RECORDS

     The books and records of each trust will be maintained at the principal office of the trust and will be open for inspection by each holder of preferred securities of the trust or any authorized representative for any purpose reasonably related to the holder's interest in the trust during normal business hours.

THE PROPERTY TRUSTEE

     The property trustee, for the benefit of the holders of the trust securities, generally will exercise all rights under the applicable indenture for the holders of the debt securities deposited in the trust as trust assets, including the right to enforce Valero's obligations under the debt securities upon the occurrence of an event of default under the applicable indenture.

     If Valero extends the interest payment period for the related debt securities held by a trust and, as a result, the trust does not make distributions, the property trustee will not be able to enforce the payment of distributions on the preferred securities until an event of default under the declaration of trust has occurred. If an event of default under the declaration of trust has occurred and is continuing, then the holders of at least a majority of outstanding preferred securities of a trust may direct the property trustee for such trust or the guarantee trustee, as the case may be, to enforce the available remedies under the related declaration of trust and preferred securities guarantee. If the property trustee fails to enforce its rights under the applicable series of debt securities, you may provide written notice to the property trustee that you will enforce those rights and, 30 days after submitting that request, you may enforce those rights directly against Valero without first instituting any legal proceeding against the property trustee or any other person.

     If an event of default under the applicable declaration of trust has occurred and is continuing and results from Valero's failure to make payments on the applicable series of debt securities when due, then you may directly institute a proceeding to enforce payment of the principal of, any premium or interest on or any additional amounts payable with respect to the applicable series of debt securities in an amount corresponding to the aggregate liquidation amount of your preferred securities. If you bring any such direct action, Valero will be entitled to your rights under the applicable declaration of trust to the extent of any payment made by Valero to you. EXCEPT AS EXPRESSLY PROVIDED IN THE PRECEDING SENTENCES OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT, YOU WILL NOT BE ABLE TO EXERCISE DIRECTLY ANY OTHER REMEDY AVAILABLE TO THE HOLDERS OF THE APPLICABLE SERIES OF DEBT SECURITIES.

EVENTS OF DEFAULT

     If an event of default under a debt indenture occurs and is continuing, an event of default under the related declaration of trust will occur and be continuing. In that case, each declaration of trust provides that the holders of common securities will waive any such event of default under the declaration of such trust until all events of default under the declaration of such trust relating to the preferred securities of the trust have been cured, waived or otherwise eliminated. Until all such events of default under the declaration of such trust relating to the preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the preferred securities, and only the holders of the preferred securities will have the right to direct the property trustee as to some matters under the declaration and under the indenture relating to the debt securities.

     If the holders of the preferred securities of a trust waive any event of default under the declaration of trust as provided in the declaration, the holder of the common securities will also be bound by the waiver without any further act, vote or consent. The property trustee will notify you of any notice of default relating to the debt securities, unless such default has been cured before the giving of such notice or the property trustee in good faith determines that the withholding of such notice is in your interests.

DEBTS AND OBLIGATIONS

     In each declaration of trust, Valero has agreed to pay all debts and obligations, other than payments on the related trust securities, and all costs and expenses of the applicable trust, including the fees and expenses of its trustees and any taxes and all costs and expenses of the trust. Valero will not pay withholding taxes of the trust except to the extent we describe in the prospectus supplement. Valero's obligations under each declaration of trust will benefit, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed whether or not such creditor has received notice of Valero's contractual obligation. Any such creditor may enforce these obligations directly against Valero, and Valero has irrevocably waived any right or remedy to require that any such creditor take any action against any trust or any other person before proceeding against Valero. Valero will be subrogated to all rights of a trust relating to any amounts paid to any creditor by Valero.

                    DESCRIPTION OF THE PREFERRED SECURITIES

TERMS

     Each trust may issue only one series of preferred securities. The terms of the preferred securities will include those stated in the amended and restated declaration of trust and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the preferred securities, we encourage you to read the prospectus supplement and the amended and restated declaration of trust, a form of which we have filed with the SEC. Please read "Where You Can Find More Information."

     Valero will guarantee the preferred securities to the extent described under "Description of the Preferred Securities Guarantee."

     The prospectus supplement relating to preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the designation of the preferred securities

     - the number of preferred securities issued by the trust

     - the annual distribution rate, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the preferred securities

     - whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded

     - the amounts that will be paid out of the assets of the trust to the holders of preferred securities upon dissolution, winding-up or termination of the trust

     - any repurchase or redemption provisions

     - any voting rights of the preferred securities in addition to those required by law

     - terms for any conversion or exchange of the debt securities or the preferred securities into other securities

     - any rights to defer distributions on the preferred securities by extending the interest payment period on the debt securities

     - any other relevant terms, rights, preferences, privileges, limitations or restrictions of the preferred securities

We also will describe in the prospectus supplement the material United States federal income tax considerations applicable to any offering of preferred securities.

VOTING

     You will have limited voting rights, relating only to the modification of the preferred securities and the preferred securities guarantee and the exercise of the property trustee's rights as holder of the debt securities. You will not be able to appoint, remove or replace trustees or to increase or decrease the number of trustees, because these rights will be vested exclusively in the holder of the common securities of the trust.

DISTRIBUTIONS

     Under each declaration, the property trustee must make distributions on the preferred securities of a trust to the extent that the property trustee has cash on hand in the applicable property account to permit such payment. The only funds available for distribution to the holders of the preferred securities of a trust will be those received by the property trustee on the applicable debt securities. If Valero does not make payments on the debt securities, the property trustee will not make corresponding distributions on the preferred securities. Under each declaration, if and to the extent Valero does make payments on the debt securities, the property trustee will be obligated to make distributions on the preferred and common securities of such trust on a pro rata basis.

     Valero will guarantee payment of distributions on the preferred securities of a trust as and to the extent described under "Description of the Preferred Securities Guarantee." A preferred securities guarantee covers distributions and other payments on the applicable preferred securities only if and to the extent that Valero has made a payment to the property trustee on the applicable debt securities. If an event of default under the related declaration has occurred and is continuing, any funds available to make payments will be paid first to you and the other holders of the preferred securities pro rata based on the aggregate liquidation amount of preferred securities held by you and other holders in relation to the aggregate liquidation amount of all the outstanding preferred securities. In that case, the holder of common securities of a trust would receive payments only after satisfaction of all amounts owed to the holders of preferred securities.

RECORD HOLDERS

     The trustees of a trust may treat the registered owners of the preferred securities as the holders for purposes of receiving distributions and for all other purposes. We may issue the preferred securities in the form of one or more global certificates that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may have global debt securities in either temporary or permanent form. Under each declaration:

     - the trust and its trustees will be entitled to deal with the depositary for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related declaration. Except for provisions in the related declaration dealing with the issuance of definitive certificates representing the preferred securities, the trust and its trustees will not have any obligation to persons owning a beneficial interest in preferred securities registered in the name of and held by the depositary or its nominee

     - the rights of beneficial owners of preferred securities will be exercised only through the depositary and will be limited to those established by law and agreements with the depositary and/or its participants

     The depositary will receive all notices and communications to, and all distributions on, preferred securities that are registered in the name of and held by a depositary or its nominee. Valero will disclose in the applicable prospectus supplement the specific terms of the depositary arrangement for the preferred securities of a trust and any additional rights and limitations of owners of beneficial interests in the global debt securities.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Valero will fully and unconditionally guarantee payments on the preferred securities as described in this section. The guarantee covers the following payments:

     - periodic cash distributions on the preferred securities out of funds held by the property trustee of the trust

     - payments on liquidation of each trust

     - payments on redemption of preferred securities of each trust

The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of preferred securities.

     We have summarized selected provisions of the guarantees below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed with the SEC. Please read "Where You Can Find More Information."

     Valero will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

     - any accumulated and unpaid distributions and any additional amounts with respect to the preferred securities and any redemption price for preferred securities called for redemption by the trust, if and to the extent that Valero has made corresponding payments on the debt securities to the property trustee of the trust

     - payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:

      - the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the preferred securities to the extent the trust has funds legally available for those payments and

      - the amount of assets of the trust remaining legally available for distribution to the holders of preferred securities in liquidation of the trust

     Valero will not be required to make these liquidation payments if:

     - the trust distributes the debt securities to the holders of preferred securities in exchange for their preferred securities or

     - the trust redeems the preferred securities in full upon the maturity or redemption of the debt securities

     Valero may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

     Each guarantee is a guarantee from the time of issuance of the applicable series of preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON PREFERRED SECURITIES IF

AND TO THE EXTENT THAT VALERO HAS MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF VALERO DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND THAT TRUSTEE WILL NOT MAKE DISTRIBUTIONS ON THE PREFERRED SECURITIES.

     Valero's obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

COVENANTS OF VALERO

     In each guarantee, Valero will agree that, as long as any preferred securities issued by the applicable trust are outstanding, Valero will not make the payments and distributions described below if:

     - it is in default on its guarantee payments or other payment obligations under the related guarantee

     - any event of default under the applicable declaration of trust has occurred and is continuing or

     - Valero has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing

In these circumstances, Valero will agree that it will not:

     - declare or pay any dividends on its capital stock or redeem, purchase, acquire or make a distribution or liquidation payment with respect to its capital stock other than:

      - dividends or distributions in its shares of capital stock or options, warrants or rights to subscribe for or purchase shares of its common stock

      - transactions relating to a shareholders' rights plan

      - as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock

      - the payment of accrued dividends and the purchase of fractional share interests upon conversion or exchange of its capital stock

      - purchases of its shares of common stock related to benefit plans, dividend reinvestment plans or stock purchase plans

     - make any payments on or repay, repurchase or redeem any debt security that ranks equally with or junior to the debt securities

     - make any guarantee payments on any guarantee by Valero of the debt security of any of its subsidiaries, other than a payment under a guarantee related to a series of the trust preferred securities, if that guarantee ranks equally with or junior to the applicable debt securities

In addition, as long as preferred securities issued by any trust are outstanding, Valero will agree that it will:

     - remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust

     - permit the common securities of that trust to be transferred only as permitted by the declaration of trust

     - use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of preferred securities as provided in the declaration of trust, in which case the trust would be dissolved

AMENDMENTS AND ASSIGNMENT

     Valero and the guarantee trustee may amend each guarantee without the consent of any holder of preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, Valero and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding preferred securities issued by the applicable trust. The manner in which Valero will obtain that approval will be described in the prospectus supplement.

     Valero may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Valero permitted under the indenture governing the debt securities.

TERMINATION OF THE GUARANTEE

     A guarantee will terminate upon:

     - full payment of the redemption price of all preferred securities of the applicable trust

     - distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the preferred securities and common securities of that trust in exchange for all the securities issued by that trust or

     - full payment of the amounts payable upon liquidation of that trust

Each guarantee will, however, continue to be effective or will be reinstated if any holder of preferred securities must repay any amounts paid on those preferred securities or under the guarantee.

STATUS OF THE GUARANTEE

     Valero's obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries. BY YOUR ACCEPTANCE OF THE PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of each guarantee with respect to Valero's capital stock and other liabilities, including other guarantees.

     Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

     - conducting any proceeding for any remedy available to the applicable guarantee trustee or

     - exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee

     Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Valero to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

     If the guarantee trustee fails to enforce the guarantee or Valero fails to make a guarantee payment, you may institute a legal proceeding directly against Valero to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

PERIODIC REPORTS UNDER GUARANTEE

     Valero will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

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

DUTIES OF GUARANTEE TRUSTEE

     The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantees do not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of preferred securities only if it is offered security and indemnity satisfactory to it.

GOVERNING LAW

     New York law will govern the guarantees.

                       DESCRIPTION OF THE DEBT SECURITIES

     Valero may issue to a trust from time to time one or more series of senior
debt (trust) securities under an indenture dated as of                  , 2000
between us and The Bank of New York, a New York banking corporation, as indenture trustee. Valero may issue to a trust from time to time one or more series of junior subordinated debt (trust) securities under an indenture dated
as of                  , 2000 between it and The Bank of New York, as indenture
trustee. We will provide information about whether the trust will receive senior or subordinated debt securities in a prospectus supplement. Neither indenture limits the amount of debt securities that Valero may issue under such indenture or the amount of additional debt that Valero or any of its subsidiaries may incur. Valero will issue only one series of debt securities to each trust. The indenture for the senior debt (trust) securities and the indenture for the junior subordinated debt (trust) securities will be substantially identical, except for the provisions relating to subordination. We sometimes refer to the senior (trust) indenture and the junior subordinated (trust) indenture as the "indentures."

     We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete. For a complete description, we encourage you to read the indentures, which we have filed with the SEC. Please read "Where You Can Find More Information."

RANKING

     The debt securities covered by this prospectus will be the unsecured obligations of Valero. In any liquidation, reorganization or insolvency proceeding involving Valero, the rights of Valero and its creditors, including the holders of debt securities, will be effectively junior to the claims of holders of any senior debt or preferred stock of Valero's subsidiaries. The senior debt (trust) securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. For a more detailed description of the subordination provisions of the junior subordinated debt (trust) securities, please read "-- Subordination" below.

RISK FACTORS RELATING TO VALERO'S DEBT SECURITIES

     VALERO IS A HOLDING COMPANY AND DEPENDS ON ITS SUBSIDIARIES FOR FUNDS.

     Valero is organized as a holding company that owns subsidiary companies. Its subsidiary companies conduct substantially all of its business. The holding company structure results in two principal risks:

     - Valero's subsidiaries may be restricted by contractual provisions or applicable laws from providing it the cash that it needs to pay parent company debt service obligations, including payments on the debt securities

     - in any liquidation, reorganization or insolvency proceeding involving Valero, your claim as a holder of trust preferred securities, which represents in effect an interest in debt securities, will be effectively junior to the claims of holders of any indebtedness or preferred stock of Valero's subsidiaries

     THE INDENTURES DO NOT SIGNIFICANTLY LIMIT VALERO'S ABILITY TO ISSUE MORE DEBT.

     The indentures relating to the debt securities do not limit or restrict the amount of other indebtedness or securities that may be issued by Valero or its subsidiaries.

SUBSEQUENT DISTRIBUTION TO HOLDERS OF TRUST SECURITIES

     If Valero issues debt securities to a trust in connection with the issuance of preferred and common securities by that trust, those debt securities subsequently may be distributed to the holders of the preferred and common securities either:

     - upon the dissolution of the trust or

     - upon the occurrence of events that we will describe in the prospectus supplement

TERMS

     The prospectus supplement will include specific terms relating to the debt securities. These terms will include some or all of the following:

     - whether the debt securities are senior or junior subordinated debt securities

     - the designation of the securities

     - the total principal amount of the securities

     - the purchase price of and any premium on the securities

     - the date or dates, if any, on which the principal of the securities will be payable and the right to shorten, extend or defer the dates

     - the interest rate, whether fixed or variable, or the method of determining the interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments

     - any right to extend or defer the interest payment periods and the duration of the extension

     - whether interest payments will be cumulative and compounding and, if so, the dates from which interest payments will be so cumulative or compounding

     - any provisions for redemption

     - any provisions that would obligate Valero to redeem or purchase the securities

     - any provisions for exchange, conversion or prepayment of the securities

     - whether and under what circumstances Valero will pay any additional amounts on the securities and whether Valero will have the option to redeem the securities rather than pay the additional amounts

     - whether payments on the securities will be made without deduction for taxes, assessments or governmental charges

     - the form of the securities

     - any changes or additions to the events of default or covenants described in this prospectus

     - whether Valero will issue the securities in the form of one or more global securities and the identity of any depositary

     - the places where you can receive any payments on the securities, present the securities for registration of transfer or exchange and make any notices and demands to Valero concerning the securities

     - the portion of the principal amount of the securities that will be payable if the maturity is accelerated, if other than the entire principal amount

     - any additional means of defeasance of the securities, any additional conditions or limitations to defeasance of the securities or any changes to those conditions or limitations

     - the identity of any paying agent

     - any other terms of the securities

     Unless we inform you otherwise in the prospectus supplement, Valero will issue the debt securities:

     - in United States dollars

     - in fully registered form

     - without coupons

     Holders of debt securities may present them for exchange and for transfer as described in the indentures and the prospectus supplement. Valero will not charge a service charge for any registration of transfer or exchange of the debt securities. Valero may, however, require the payment of any tax or other governmental charge payable for that registration.

     Valero may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

EVENTS OF DEFAULT

     The following are events of default under each indenture with respect to a series of debt securities:

     - failure to pay interest or any additional amounts on that series of securities for 30 days, unless Valero has validly extended the interest payment period

     - failure to pay principal of or any premium on that series of securities when due

     - failure to deposit any sinking fund payment for 30 days

     - failure to comply in any material respect with any other covenant or agreement in that indenture for that series of securities (other than an agreement or covenant that is included in the indenture solely for the benefit of another series of debt securities) for 90 days after written notice by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series

     - bankruptcy, insolvency or reorganization events

     - any other event of default applicable to that series of securities

     If an event of default for any series of debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the debt securities of the series affected by the default may declare the principal of those securities to be due and payable. That declaration of acceleration will occur automatically if the event of default relates to bankruptcy, insolvency or reorganization events. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may rescind the accelerated payment requirement and waive the default if Valero:

     - has cured the default and

     - has deposited with the indenture trustee an amount sufficient to pay all matured installments of principal and any premium, except those caused by the acceleration, and any interest and additional amounts

If required by the declaration of trust, any rescission may be subject to the consent of the holders of the preferred securities and common securities.

     In most cases, holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of:

     - conducting any proceeding for any remedy available to the indenture trustee or

     - exercising any trust or power conferred on the indenture trustee with respect to that series

     The holders of a majority in principal amount of the outstanding debt securities of a series may waive any past default with respect to those securities. Those holders may waive any default in the payment of principal, premium, interest or any additional amounts, however, only if Valero:

     - has cured the default and

     - has deposited with the indenture trustee an amount sufficient to pay all matured installments of principal and any premium, except those caused by acceleration, and any interest and additional amounts

     The indentures require Valero to file annually with the indenture trustee a certificate as to its compliance with the conditions and covenants contained in the indentures.

     An event of default under the applicable indenture for a series of debt securities will constitute an event of default under the declaration of trust for the applicable series of preferred securities. A holder of preferred securities may directly institute a proceeding against Valero for enforcement of payment to that holder of its pro rata share of principal, premium, interest or any additional amounts if:

     - an event of default under the applicable declaration of trust has occurred and is continuing and

     - that event of default is attributable to Valero's failure to pay principal, any premium, interest or additional amounts on the applicable series of debt securities when due

In any such proceeding, Valero will be subrogated to the rights of the holder under the applicable declaration of trust to the extent of any payment Valero makes to the holder in the proceeding. Except as described in the preceding sentences or in the prospectus supplement, the holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debt securities.

MODIFICATION OF THE INDENTURES

     Valero and the indenture trustee may amend or supplement each indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

     - extend the fixed maturity of the security

     - reduce the principal amounts of the security

     - reduce the rate of or extend the time for payment of interest on the security

     - reduce any premium payable on the redemption of the security

     - reduce the amount of securities whose holders must consent to an amendment, supplement or waiver

     - impair the holder's right to receive payments on the security or to institute suit for the enforcement of any payment on the security

     - make any change in this provision for modification

     - change any obligation to pay additional amounts on any security

     - impair the right of any holder to convert or exchange a security for any other security, if the securities are so convertible or exchangeable

     Valero and the indenture trustee may amend or supplement each indenture without the consent of any holders of the debt securities:

     - to provide for the assumption of Valero's obligations under the indenture by a successor upon any merger, consolidation or asset transfer

     - to add covenants, restrictions, conditions, defaults or provisions for the protection of the holders of the securities

     - to cure any ambiguity or to correct or supplement any defect or inconsistency

     - to change any provision of that indenture effective after there are no outstanding securities of any series entitled to the benefit of that provision

     - to provide for the issuance of securities in coupon form

     - to provide for the acceptance of a successor or another trustee

     - to qualify or maintain the qualification of that indenture under the Trust Indenture Act of 1939

     - to establish the form or terms of a series of securities

     - to make any change that does not adversely affect the rights of any holder of securities in any material respect

BOOK-ENTRY AND SETTLEMENT

     Valero may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

     - any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated debt securities of the same series with the same total principal amount and the same terms

     - the manner in which Valero will pay principal of and any premium and interest on a global debt security

     - the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security

CONSOLIDATION, MERGER AND SALE

     Valero has agreed that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

     - Valero is the continuing corporation, or

     - if Valero is not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of Valero's obligations under the indenture and the debt securities, and

     - in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing

DEFEASANCE AND DISCHARGE

     When we use the term defeasance, we mean discharge from the obligations under an indenture. Valero will be discharged from its obligations with respect to the debt securities of a series if:

     - Valero deposits with the indenture trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due and payable

     - no event of default with respect to the debt securities of that series has occurred and is continuing on the date of deposit

     - no event or condition under the subordination provisions described above prevents Valero from making payments on the debt securities of that series on the date of the deposit

     - certain other conditions are satisfied

Unless we inform you otherwise in the prospectus supplement, Valero also will be required to deliver to the indenture trustee a U.S. Internal Revenue Service ruling or an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes.

     In addition, each indenture will cease to be of further effect with respect to debt securities of a series when either:

     - Valero has paid the principal of, any premium and interest on and any additional amounts payable with respect to all the outstanding debt securities of that series when due

     - Valero has delivered all outstanding debt securities of that series to the indenture trustee for cancellation or

     - both

      (a) all outstanding debt securities of that series not delivered to the indenture trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year, and

      (b) Valero deposits with the indenture trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due and payable

For this provision to apply, Valero also must pay all other sums payable by it under the indenture.

     If Valero defeases a series of debt securities or if an indenture ceases to be of further effect with respect to a series of debt securities, the holders of those debt securities will not be entitled to the benefits of the indenture, except for those benefits relating to:

     - Valero's obligations:

      - to register the transfer or exchange of debt securities

      - to replace stolen, lost or mutilated debt securities

      - to maintain paying agencies and hold moneys for payment in trust

      - if the debt securities are convertible into other securities, to deliver those securities upon conversion

     - the rights of the holders of debt securities to receive payments when due (but not upon acceleration)

     - the rights, obligations and duties of the trustee

     - the rights of the holders of debt securities to payment from property deposited with the trustee

GOVERNING LAW

     New York law will govern the indentures and the debt securities.

INFORMATION ABOUT THE INDENTURE TRUSTEE

     The Bank of New York, a New York banking corporation, will be the trustee under the junior subordinated (trust) indenture and the senior (trust) indenture. Its address is 101 Barclay Street, Floor 21 West, New York, New York 10286.

     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

     Each indenture contains limitations on the right of the trustee, if the trustee becomes one of Valero's creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Valero. If the trustee acquires any conflicting interest, however, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless that default has been cured, waived or otherwise eliminated within the 90-day period.

     The Bank of New York is also the trustee under our senior indenture and our subordinated indenture. Pursuant to the senior indenture, The Bank of New York serves as trustee with regard to approximately $450,000,000 aggregate principal amount of our senior unsecured notes and receives customary fees for its services. Please read "About This Prospectus."

ASSIGNMENT

     Valero may at any time assign any of its rights or obligations under each indenture to an affiliate. Valero will, however, remain liable for all its obligations. Valero also may assign each indenture to a successor in a merger, consolidation or asset sale involving Valero permitted under that indenture.

SUBORDINATION UNDER THE JUNIOR SUBORDINATED (TRUST) INDENTURE

     Under the junior subordinated (trust) indenture, payment of principal of, any premium and interest on the junior subordinated debt (trust) securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt of Valero.

     The junior subordinated (trust) indenture generally provides that no payment of principal, any premium or interest on the junior subordinated debt (trust) securities may be made if Valero fails to pay the principal, premium, interest or any other amounts on any senior debt when due, whether at maturity or acceleration of maturity. This restriction on payment will continue until the default has been cured or waived or has ceased to exist or until Valero has discharged or paid the senior debt in full.

     If the maturity of the junior subordinated debt (trust) securities is accelerated, Valero will make no payments on those debt securities until the holders of all senior debt are paid all principal, premium and interest then due in full, including any amounts due upon acceleration. If Valero pays any amount or distributes any assets to creditors in a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, all senior debt (including any senior debt securities issued to other trusts) will be paid first before any payment is made on the junior subordinated debt (trust) securities.

     The subordination does not affect Valero's obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the junior subordinated debt (trust) securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

     The subordinated indenture will not limit the amount of senior debt that Valero may incur. As a result of the subordination of the junior subordinated debt (trust) securities, if Valero became insolvent, holders of junior subordinated debt (trust) securities may receive less on a proportionate basis than other creditors.

     Unless we inform you otherwise in the prospectus supplement, the term "senior debt" means the principal of and any premium and interest on "debt" of Valero, but excludes any debt that:

     - is without recourse

     - states that it is subordinated to or ranks equal with the junior subordinated debt (trust) securities

     Unless we inform you otherwise in the prospectus supplement, the term "debt" means:

     - indebtedness for borrowed money

     - obligations evidenced by bonds, debentures, notes or similar instruments

     - undrawn obligations relating to letters of credit or similar instruments, other than standby letters of credit and bid or performance bonds issued in the ordinary course of business

     - reimbursement obligations relating to drawn letters of credit and similar instruments described in the preceding item if the drawing is reimbursed within 30 business days following demand for reimbursement

     - obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business

     - capitalized lease obligations

     - debt of a third party secured by a lien on any asset of Valero

     - debt of others guaranteed by Valero to the extent of the guarantee

     - obligations for claims under derivative products

                              PLAN OF DISTRIBUTION

     We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

     - the terms of the offering

     - the names of any underwriters or agents

     - the name or names of any managing underwriter or underwriters

     - the purchase price of the securities from us

     - the net proceeds to us from the sale of the securities

     - any delayed delivery arrangements

     - any underwriting discounts, commissions and other items constituting underwriters' compensation

     - any initial public offering price

     - any discounts or concessions allowed or reallowed or paid to dealers

     - any commissions paid to agents

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Richards, Layton & Finger, P.A., our special Delaware counsel and special Delaware counsel to the trusts, will issue opinions about the legality of the preferred securities, the enforceability of the applicable declaration of trust and the creation of the trusts for us. Mr. Jay D. Browning, Esq., Managing Attorney, Corporate Law and Secretary of Valero, will issue opinions about the legality of Valero's guarantees and debt securities for us. Mr. Browning is our employee and at December 31, 1999, beneficially owned 1,419 shares of our common stock (including shares held under employee benefit plans) and held options under our employee stock option plans to purchase an additional 28,412 shares of our common stock. None of such shares or options were granted in connection with the offering of the securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     Our audited consolidated financial statements incorporated by reference in this prospectus from our annual report on Form 10-K for the year ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated in this prospectus by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

                    INFORMATION WE INCORPORATE BY REFERENCE

     We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities:

     - our annual report on Form 10-K for the year ended December 31, 1999

     - the description of our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

     - the description of the rights associated with our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description

     - our current report on Form 8-K dated March 17, 2000 and filed with the SEC on March 20, 2000

     You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

     Valero Energy Corporation
     One Valero Place
     San Antonio, Texas 78212
     Attention: Investor Relations
     Telephone: (210) 370-2139

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by Valero Energy Corporation (the "Company") in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.

Registration Fee.........................................   $264,000
Printing and Engraving Expenses..........................      *
Legal Fees and Expenses..................................      *
Accounting Fees and Expenses.............................      *
Fees and Expenses of Trustee and Counsel.................      *
Rating Agency Fees.......................................      *
Miscellaneous............................................      *
                                                            --------
          Total..........................................   $  *
                                                            ========

---------------

* To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company's Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. Under the Company's Restated Certificate of Incorporation, liability for monetary damages remains for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or redemption of the Company's stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

     Under Article V of the Restated Certificate of Incorporation and Article VIII of the Company's Restated By-laws as currently in effect and an indemnification agreement with the Company's officers and directors (the "Indemnification Agreement"), each person who is or was a director or officer of the Company or a subsidiary of the Company, or who serves or served any other enterprise or organization at the request of the Company or a subsidiary of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

     Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (a) expenses, including attorneys' fees, and (b) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such a suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The Indemnification Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of the Company's Restated By-laws. The Indemnification Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims. The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnification Agreement), while
Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. No Delaware case directly answers the question whether Delaware's public policy would support this aspect of the Indemnification Agreement under the authority of Section 145(f), or would cause its invalidation because it does not conform to the distinctions contained in Sections 145(a) and 145(b).

     Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy.

ITEM 16. EXHIBITS*

          4.1            Amended and Restated Certificate of Incorporation of Valero
                         Energy Corporation, formerly known as Valero Refining and
                         Marketing Company, (filed as Exhibit 3.1 to the Company's
                         Registration Statement on Form S-1 (Registration No.
                         333-27013) and incorporated herein by reference)
          4.2            Amended and Restated By-Laws of Valero Energy Corporation
                         (filed as Exhibit 3.3 to the Company's Annual Report on Form
                         10-K for the fiscal year ended December 31, 1999 (SEC file
                         no. 1-13175) and incorporated herein by reference)
          4.3            Rights Agreement, dated as of July 17, 1997, between Valero
                         Refining and Marketing Company and Harris Trust and Savings
                         Bank, as Rights Agent (filed as Exhibit 4.1 to the Company's
                         Registration Statement on Form S-8 (Registration No.
                         333-31709) and incorporated herein by reference)
          4.4            Indenture, between Valero Energy Corporation and Bank of New
                         York, dated as of December 12, 1997 (the "Senior Indenture")
                         (filed as Exhibit 3.4 to the Company's Registration
                         Statement on Form S-3 (Registration No. 333-56599) and
                         incorporated herein by reference)
        **4.5            Form of Indenture related to subordinated debt securities
                         (the "Subordinated Indenture")
        **4.6            Form of Indenture relating to junior subordinated debt
                         (trust) securities (the "Junior Subordinated (Trust)
                         Indenture")
        **4.7            Form of Indenture relating to senior debt (trust) securities
                         (the "Senior (Trust) Indenture")
          4.8.1          Declaration of Trust of VEC Trust I
          4.8.2          Declaration of Trust of VEC Trust II
        **4.9            Form of Amended and Restated Declaration of Trust
          4.10.1         Certificate of Trust of VEC Trust I
          4.10.2         Certificate of Trust of VEC Trust II
        **4.11           Form of Preferred Security (included in Exhibit 4.9)
        **4.12           Form of Preferred Securities Guarantee
        **5.1            Opinion of Jay D. Browning, Esq.
        **5.2.1          Opinion of Richards, Layton & Finger, P.A. relating to VEC
                         Trust I
        **5.2.2          Opinion of Richards, Layton & Finger, P.A. relating to VEC
                         Trust II
         12.1            Computation of ratio of earnings to fixed charges (filed as
                         Exhibit 12.1 to the Company's Annual Report on Form 10-K for
                         the fiscal year ended December 31, 1999 (SEC file no.
                         1-13175) and incorporated herein by reference)
         23.1            Consent of Arthur Andersen LLP
       **23.2            Consent of Jay D. Browning (contained in Exhibit 5.1)
       **23.3            Consent of Richards, Layton & Finger, P.A. (included in
                         Exhibits 5.2.1 and 5.2.2)
         24.1            Powers of Attorney (included on the signature page)
         25.1            Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as trustee
                         under the Senior Indenture, on Form T-1
         25.2            Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as trustee
                         under the Subordinated Indenture, on Form T-1
         25.3            Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as trustee
                         under the Junior Subordinated (Trust) Indenture, on Form T-1

         25.4            Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as trustee
                         under the Senior (Trust) Indenture, on Form T-1
         25.5.1          Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as property trustee, relating to VEC Trust I, on Form T-1
         25.5.2          Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as property trustee, relating to the VEC Trust II, on Form T-1
         25.6.1          Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust I, on Form T-1
         25.6.2          Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust II, on Form T-1

---------------

* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants and (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

** To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on March 29, 2000.

                                            VALERO ENERGY CORPORATION

                                            By:   /s/ WILLIAM E. GREEHEY
                                              ----------------------------------
                                                William E. Greehey
                                                Chairman of the Board, President
                                                and
                                                Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William E. Greehey and Jay D. Browning, or either of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ WILLIAM E. GREEHEY                    Director, Chairman of the      March 29, 2000
-----------------------------------------------------      Board, President and
                 William E. Greehey                        Chief Executive Officer
                                                           (Principal Executive
                                                           Officer)

                 /s/ JOHN D. GIBBONS                     Chief Financial Officer        March 31, 2000
-----------------------------------------------------      (Principal Financial and
                   John D. Gibbons                         Accounting Officer)

               /s/ EDWARD C. BENNINGER                   Director                       March 29, 2000
-----------------------------------------------------
                 Edward C. Benninger

               /s/ RONALD K. CALGAARD                    Director                       March 31, 2000
-----------------------------------------------------
                 Ronald K. Calgaard

                /s/ DONALD M. CARLTON                    Director                       March 30, 2000
-----------------------------------------------------
                  Donald M. Carlton

                 /s/ JERRY D. CHOATE                     Director                       March 30, 2000
-----------------------------------------------------
                   Jerry D. Choate

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                /s/ ROBERT G. DETTMER                    Director                       March 30, 2000
-----------------------------------------------------
                  Robert G. Dettmer

                /s/ RUBEN M. ESCOBEDO                    Director                       March 30, 2000
-----------------------------------------------------
                  Ruben M. Escobedo

                /s/ JAMES L. JOHNSON                     Director                       March 30, 2000
-----------------------------------------------------
                  James L. Johnson

               /s/ LOWELL H. LEBERMANN                   Director                       March 29, 2000
-----------------------------------------------------
                 Lowell H. Lebermann

                                                         Director
-----------------------------------------------------
                Susan Kaufman Purcell

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, VEC Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on March 31, 2000.

                                            VEC TRUST I

                                            By: VALERO ENERGY CORPORATION,
                                                as Sponsor

                                            By:     /s/ JAY D. BROWNING
                                              ----------------------------------
                                                Jay D. Browning
                                                Secretary

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, VEC Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on March 31, 2000.

                                            VEC TRUST II

                                            By: VALERO ENERGY CORPORATION,
                                                as Sponsor

                                            By:     /s/ JAY D. BROWNING
                                              ----------------------------------
                                                Jay D. Browning
                                                Secretary

                               INDEX TO EXHIBITS*

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          4.1            Amended and Restated Certificate of Incorporation of Valero
                         Energy Corporation, formerly known as Valero Refining and
                         Marketing Company, (filed as Exhibit 3.1 to the Company's
                         Registration Statement on Form S-1 (Registration No.
                         333-27013) and incorporated herein by reference)
          4.2            Amended and Restated By-Laws of Valero Energy Corporation
                         (filed as Exhibit 3.3 to the Company's Annual Report on Form
                         10-K for the fiscal year ended December 31, 1999 (SEC file
                         no. 1-13175) and incorporated herein by reference)
          4.3            Rights Agreement, dated as of July 17, 1997, between Valero
                         Refining and Marketing Company and Harris Trust and Savings
                         Bank, as Rights Agent (filed as Exhibit 4.1 to the Company's
                         Registration Statement on Form S-8 (Registration No.
                         333-31709) and incorporated herein by reference)
          4.4            Indenture, between Valero Energy Corporation and Bank of New
                         York, dated as of December 12, 1997 (the "Senior Indenture")
                         (filed as Exhibit 3.4 to the Company's Registration
                         Statement on Form S-3 (Registration No. 333-56599) and
                         incorporated herein by reference)
        **4.5            Form of Indenture related to subordinated debt securities
                         (the "Subordinated Indenture")
        **4.6            Form of Indenture relating to junior subordinated debt
                         (trust) securities (the "Junior Subordinated (Trust)
                         Indenture")
        **4.7            Form of Indenture relating to senior debt (trust) securities
                         (the "Senior (Trust) Indenture")
          4.8.1          Declaration of Trust of VEC Trust I
          4.8.2          Declaration of Trust of VEC Trust II
        **4.9            Form of Amended and Restated Declaration of Trust
          4.10.1         Certificate of Trust of VEC Trust I
          4.10.2         Certificate of Trust of VEC Trust II
        **4.11           Form of Preferred Security (included in Exhibit 4.9)
        **4.12           Form of Preferred Securities Guarantee
        **5.1            Opinion of Jay D. Browning, Esq.
        **5.2.1          Opinion of Richards, Layton & Finger, P.A. relating to VEC
                         Trust I
        **5.2.2          Opinion of Richards, Layton & Finger, P.A. relating to VEC
                         Trust II
         12.1            Computation of ratio of earnings to fixed charges (filed as
                         Exhibit 12.1 to the Company's Annual Report on Form 10-K for
                         the fiscal year ended December 31, 1999 (SEC file no.
                         1-13175) and incorporated herein by reference)
         23.1            Consent of Arthur Andersen LLP
       **23.2            Consent of Jay D. Browning (contained in Exhibit 5.1)
       **23.3            Consent of Richards, Layton & Finger, P.A. (included in
                         Exhibits 5.2.1 and 5.2.2)
         24.1            Powers of Attorney (included on the signature page)
         25.1            Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as trustee
                         under the Senior Indenture, on Form T-1
         25.2            Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as trustee
                         under the Subordinated Indenture, on Form T-1
         25.3            Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as trustee
                         under the Junior Subordinated (Trust) Indenture, on Form T-1

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         25.4            Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as trustee
                         under the Senior (Trust) Indenture, on Form T-1
         25.5.1          Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as property trustee, relating to VEC Trust I, on Form T-1
         25.5.2          Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as property trustee, relating to the VEC Trust II, on Form T-1
         25.6.1          Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust I, on Form T-1
         25.6.2          Statement of Eligibility and Qualification under the Trust
                         Indenture Act of 1939 of The Bank of New York, as guarantee trustee, relating to VEC Trust II, on Form T-1

---------------

* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants and (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

** To be filed by amendment.